UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 3, 2016

QKL STORES INC.

(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4 Nanreyuan Street

Dongfeng Road

Sartu District

163300 Daqing, PRC

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7825

(Registrant’s Telephone Number, Including Area Code)

_____________________________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 3, 2015, The Nasdaq Stock Market, Inc. (“Nasdaq”) notified QKL Stores Inc. (the “Company”) that for the previous consecutive 30 trading days the market value of its publicly held shares had been below the minimum US$1,000,000 required for continued listing as set forth in Listing Rule Listing Rule 5550(a)(5) (the “Rule”). Therefore, in accordance with Listing Rule 5810(c)(3)(D), the Company was provided 180 calendar days, or until May 2, 2016, to regain compliance with the Rule. However, the Company has not regained compliance with the Rule. Accordingly, its securities will be delisted from Nasdaq. In that regard, trading of the Company’s common stock will be suspended at the opening of business on May 12, 2016, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq. The Company’s securities may be eligible to continue to be quoted on the OTC Bulletin Board or in the Pink Sheets in the future.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 3, 2016, Tsz Fung Philip Lo, Cheng Kam Ho and Jingyuan Gao provided the Company with notices of their resignation from the Board of Directors (the “Board”), effective immediately. In addition, on that same date, Tsz-Kit Chan resigned as the Company’s CFO. There were no disagreements between Mr. Chan and the Company on any matter relating to the Company’s operations, policies or practices which resulted in his resignation. Zhuangyi Wang, the Company’s CEO, will also assume the position of the Company’s CFO, effective immediately.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By:	/s/ Zhuangyi Wang
Name: Title:	Zhuangyi Wang Chief Executive Officer

Date: May 4, 2016

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